Exhibit 10.7

Execution Form

Exhibit D

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of [●], 2021 (the “Effective Date”), by and among Vacasa, Inc., a Delaware corporation (the “Company”) and each of the persons listed under the heading “Holders” on the signature pages attached hereto (the “Holders,” and each individually, a “Holder”).

RECITALS

WHEREAS, certain of the Holders previously entered into that certain Registration Rights Agreement dated as of April 13, 2021 (the “Initial Agreement”) with TPG Pace Solutions Corp., a Cayman Islands exempted company, which shall be merged with and into the Company in connection with the Transactions (as defined herein) (“Pace”), and TPG Pace Solutions Sponsor, Series LLC, a Delaware series limited liability company;

WHEREAS, pursuant to the Initial Agreement, Pace granted certain registration rights with respect to, among other things, certain of its Class A ordinary shares, par value $0.0001 per share;

WHEREAS, the merger of Pace into the Company in connection with the Transactions is intended to qualify as a reorganization under section 368(a)(1)(F) of the Internal Revenue Code;

WHEREAS, pursuant to the terms and subject to the conditions set forth in that certain Business Combination Agreement, dated as of July 28, 2021 (as it may be amended, restated or otherwise modified from time to time, the “Transaction Agreement”), the Pace shareholders (“Pace Shareholders”), through a series of transactions, shall receive shares of Class A Common Stock of the Company which will, in turn, own equity interests of Vacasa Holdings LLC, a Delaware limited liability company (“Vacasa”) (such transactions, and all other transactions contemplated by the Transaction Agreement, together, the “Transactions”);

WHEREAS, in connection with the foregoing, the parties hereto now desire to execute this Agreement, as contemplated by the Transaction Agreement, to terminate and replace the Initial Agreement (with respect to the Holders party thereto) upon the closing of the Transactions (the “Closing”) and to set forth the further rights and obligations created hereby.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, hereby agree as follows:

SECTION 1.      DEFINITIONS

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” shall mean, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, another person; provided that the Company and its subsidiaries will not be deemed to be Affiliates of any holder of Registrable Securities. The term “control” and its derivatives with respect to any person mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Exchange” means the securities exchange or market on which the Shares are then listed or quoted.

“Block Trade” has the meaning set forth in Section 3.3.

“Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday other than a day on which banks and other financial institutions are authorized or required to be closed for business in the State of New York.

“Class A Common Stock” means the Class A common stock, par value $0.00001 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.00001 per share, of the Company.

“Closing” has the meaning set forth in the recitals to this Agreement.

“Common Units” means a “Unit” as defined in the Vacasa LLCA.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.

“Demand Registration Notice” has the meaning set forth in Section 2.1(a).

“Demand Registration Statement” has the meaning set forth in Section 2.1(a).

“Demanding Holder” or “Demanding Holders” has the meaning set forth in Section 2.1(a).

“$” means United States dollars.

“Earn Out Shares” shall mean shares of Class G Common Stock of the Company that are convertible into shares of Class A Common Stock upon certain triggering events, as set forth in the Company Certificate of Incorporation.

“Effective Date” has the meaning set forth in the Preamble.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Financial Counterparty” has the meaning set forth in Section 3.3.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Holder” or “Holders” has the meaning set forth in the Preamble for so long as such person or entity holds any Registrable Securities.

“Holder Indemnified Party” has the meaning set forth in Section 7.1.

“Indemnified Party” has the meaning set forth in Section 7.3.

“Indemnifying Party” has the meaning set forth in Section 7.3.

“Initial Agreement” has the meaning set forth in the recitals to this Agreement.

“Initiating Holder” has the meaning set forth in Section 4.2.

“Lock-up Period” means (a) with respect to TPG Sponsor and its Permitted Transferees, the Lock-up Periods as defined in that certain Amendment to Letter Agreement, dated as of July 28, 2021, by and among Pace, TPG Sponsor and the parties thereto (the “Amendment to Letter Agreement”), and (b) with respect to the Vacasa Holders and their respective Permitted Transferees, the Lock-up Period as defined in the Bylaws of the Company.

“Lock-up Provisions” has the meaning set forth in Section 6.5(a).

“Major Investors” means TPG, Silver Lake, Riverwood, Level Equity and Eric Breon.

“Offer Notice” has the meaning set forth in Section 2.1(a).

“Opt-Out Request” has the meaning set forth in Section 10.1(b).

“Other Coordinated Offering” has the meaning set forth in Section 3.3.

“Pace” has the meaning set forth in the Preamble.

“Permitted Transferee” of a Holder shall mean, (a) with respect to the Sponsor and its Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities pursuant to Section 1(c) of the Amendment to Letter Agreement, and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or its Permitted Transferees and the Company and any transferee thereafter; and (b) with respect to the Vacasa Holders and their respective Permitted Transferees, (i) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities pursuant to Section 7.11(ii) of the Bylaws of the Company, and (ii) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or its Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration Statement” has the meaning set forth in Section 4.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all materials incorporated by reference in such prospectus.

“Registrable Securities” shall mean, with respect to any Holder, (a)(i) the Shares held by such Holder immediately following the Closing (including Shares acquired on the Effective Date or issuable upon the exercise, conversion, exchange or redemption of any other security therefor, which security is held by such Holder immediately following the Closing, provided that (x) any Shares issuable upon the exercise, conversion, exchange or redemption of another security will not constitute Registrable Securities unless and until such other security has become vested, and (y) the Shares issuable upon the conversion of the Earnout Shares will not constitute Registrable Securities unless and until such Earnout Shares have converted into Shares in accordance with the applicable provisions of the Company Certificate of Incorporation), (ii) Shares issued by the Company in connection with (x) the redemption by Vacasa of Common Units owned by any Holder or (y) at the election of the Company, in a direct exchange for Common Units owned by any Holder, in each case, in accordance with the terms of the Vacasa LLCA and the Company Certificate of Incorporation], and (iii) any outstanding Shares acquired by a Holder following the date of this Agreement to the extent such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, and (b) any other equity security of the Company issued or issuable upon the exercise, conversion, exchange or redemption of any of the securities referred to in the foregoing clause (a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (i) such securities shall have been disposed of pursuant to any offering, sale or exchange in accordance with a Registration Statement or have been sold or otherwise transferred pursuant to Rule 144 or Rule 145 (or any successor provisions) under the Securities Act or in any other transaction in which the purchaser does not receive “restricted securities” (as that term is defined for purposes of Rule 144); (ii) such securities shall have been transferred to a transferee that has not agreed in writing and for the benefit of the Company to be bound by the terms and conditions of this Agreement; (iii) such securities have been repurchased by the Company or a subsidiary of the Company, (iv) such securities shall have ceased to be outstanding, or (v) (x) such securities, together with all other securities of such class held by such Holder and its Affiliates, are eligible for sale in a single transaction pursuant to Rule 144 (or any successor provision) without volume limitation or other restrictions on transfer thereunder, and (y) the Registrable Securities held by such Holder and its Affiliates constitute less than two percent (2%) of the issued and outstanding shares of Class A Common Stock (which percentage will be calculated assuming that all Common Units redeemable for shares of Class A Common Stock pursuant to the terms of the Vacasa LLCA have been so redeemed (without regard to any timing, vesting or other restrictions on redemptions contained therein). Notwithstanding anything to the contrary hereunder, if a Holder and/or its Affiliates then hold shares of Class B Common Stock, then each share of Class B Common Stock shall be deemed to have a value equal to the value of one share of Class A Common Stock for all purposes under this Agreement, including for purposes of determining satisfaction with the various value thresholds set forth in Section 2 of this Agreement; provided, it is understood and agreed, that under no circumstances will the Company be obligated to register shares of Class B Common Stock.

“Registration Expenses” shall mean all expenses incurred in connection with the preparation, printing and distribution of any Registration Statement and Prospectus and all amendments and supplements thereto, and any and all expenses incident to the performance by the Company of its registration obligations pursuant to this Agreement, including: (i) all registration, qualification and filing fees incurred by the Company, including all fees and expenses with respect to filings required to be made with the Applicable Exchange (or such other securities exchange or market on which the Shares are then listed or quoted) or FINRA; (ii) fees and expenses of compliance with securities or “blue sky” laws; (iii) reasonable fees and disbursements of counsel for the Company and reasonable fees and expenses of independent registered public accountants retained by the Company (including the expenses associated with the delivery by such independent registered public accountants of a comfort letter or comfort letters, and expenses of any special audits incident to or required by any such registration); (iv) all internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties); (v) the fees and expenses of any person, including special experts, retained by the Company in connection with the preparation of any Registration Statement; and (viii) the reasonable and documented fees and disbursements, not to exceed $75,000, of one special legal counsel to represent all of the Holders participating in any such registration. For purposes of clarity, Registration Expenses shall not include any fees and disbursements to underwriters or other Financial Counterparties not customarily paid by the issuers of securities in an offering, including underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

“Registration Statement” and “Prospectus” refer, as applicable, to the Shelf Registration Statement and related prospectus (including any preliminary prospectus), the Demand Registration Statement and related prospectus (including any preliminary prospectus) or the Piggyback Registration Statement and related prospectus (including any preliminary prospectus), whichever is utilized by the Company to satisfy the Holders’ registration rights pursuant to this Agreement, including, in each case, any documents incorporated therein by reference.

“Rule 144” has the meaning set forth in Section 2.1(a).

“S-3 Registration Statement” has the meaning set forth in Section 3.1(b).

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Shares” means shares of the Class A Common Stock.

“Shelf Registration Statement” has the meaning set forth in Section 3.1(a).

“Stockholders Agreement” means the Stockholders Agreement, dated as of [●], 2021, by and among the Company and TPG, Silver Lake, Riverwood, Level Equity and Eric Breon, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Suspension Event” has the meaning set forth in Section 5.1.

“Takedown Holder” has the meaning set forth in Section 3.1(c).

“Takedown Offer Notice” has the meaning set forth in Section 3.1(d).

“Takedown Request Notice” has the meaning set forth in Section 3.1(d).

“TPG Sponsor” means TPG Pace Solutions Sponsor, Series LLC, a Delaware series limited liability company.

“Transaction” has the meaning set forth in the recitals to this Agreement.

“Transaction Agreement” has the meaning set forth in the recitals to this Agreement.

“Transfer Restriction Period” means the “Transfer Restriction Period” as defined in the Stockholders Agreement.

“Underwritten Demand Registration” has the meaning set forth in Section 2.1(b).

“Underwritten Shelf Takedown” has the meaning set forth in Section 3.1(c).

“Vacasa” has the meaning set forth in the recitals to this Agreement.

“Vacasa Holders” means Silver Lake, Riverwood, Level Equity and Eric Breon.

“Vacasa LLCA” means the Fourth Amended and Restated Limited Liability Company Agreement of Vacasa.

SECTION 2.            DEMAND REGISTRATION RIGHTS

2.1         Demand Rights.

(a)            At any time, and from time to time, any Major Investor or group of Major Investors, as the case may be (each, in such case, a “Demanding Holder”), may deliver to the Company a written notice (a “Demand Registration Notice”) informing the Company of its, or their, desire to have, after the expiration of any lock-up to which the Registrable Securities are subject (and, during the Transfer Restriction Period, subject to the provisions of Article III of the Stockholders Agreement), some or all of its, or their, Registrable Securities registered for sale. Each Demand Registration Notice shall specify (x) the kind and aggregate amount of Registrable Securities to be registered, and (y) the intended method or methods of disposition thereof including pursuant to an underwritten public offering. Upon receipt of the Demand Registration Notice, if the Company has not already caused such Registrable Securities to be registered on a Shelf Registration Statement that the Company then has on file with, and has been declared effective by, the SEC and that remains in effect and not subject to any stop order, injunction or other order or requirement of the SEC (in which event the Company shall be deemed to have satisfied its registration obligation under this Section 2.1), then the Company will use its commercially reasonable efforts to cause to be filed with the SEC as soon as reasonably practicable after receiving the Demand Registration Notice, but in no event more than forty five (45) calendar days (or thirty (30) calendar days in the case of an S-3 Registration Statement pursuant to Section 3.1(b)) following receipt of such notice, a registration statement and related prospectus that complies as to form and substance in all material respects with applicable SEC rules providing for the sale by such Demanding Holder, or group of Demanding Holders, and any other Holders that elect to register their Registrable Securities as provided below, of all of the Registrable Securities requested to be registered by such Holders (the “Demand Registration Statement”), and, unless such Demand Registration Statement is an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act), agrees (subject to Sections 5.1 and 6.2 hereof) to use commercially reasonable efforts to cause the Demand Registration Statement to be declared effective by the SEC as soon as reasonably practicable following the filing thereof. The Company shall give written notice of the proposed filing of the Demand Registration Statement to all Holders holding Registrable Securities as soon as reasonably practicable (but in no event less than ten (10) calendar days before the anticipated filing date, provided the Company receives the Demand Registration Notice at least five (5) calendar days prior thereto), and such notice shall offer to such Holders the opportunity to participate in such Demand Registration Statement (the “Offer Notice”) and to register such number of Registrable Securities as each such Holder may request. Holders who wish to include their Registrable Securities in the Demand Registration Statement must notify the Company in writing within three (3) calendar days of receiving the Offer Notice and include in such written notice the information requested by the Company in the Offer Notice. Subject to Section 5.1 hereof, the Company agrees to use commercially reasonable efforts to keep any Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (a) the date on which all Registrable Securities covered by such Demand Registration Statement have been sold, and (b) the date as of which the securities covered by such Demand Registration Statement have ceased to be Registrable Securities.

(b)            If a Demanding Holder intends to distribute the Registrable Securities covered by the Demand Registration Notice by means of an underwritten offering (the “Underwritten Demand Registration”), it shall so advise the Company as a part of the Demand Registration Notice; provided that any Demanding Holder(s) will be entitled to request an Underwritten Demand Registration only if the total offering price of the Shares to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $75 million. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders initiating the Demand Registration Statement, and subject to the approval of the Company. Notwithstanding any other provision of this Section 2.1, if the managing underwriter or underwriters advises the Company that in the opinion of such underwriter(s), the distribution of all of the Registrable Securities requested to be registered would materially and adversely affect the proposed offering price, timing, distribution method or probability of success of such offering, then the number of Registrable Securities that may be included in such registration shall be allocated (A) first, to the Demanding Holders and the other Holders electing to register their Registrable Securities pursuant to the Offer Notice, on a pro rata basis based on the relative number of Registrable Securities then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (B) second, to the other persons proposing to register securities in such registration, if any; provided, however, that the number of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are entirely excluded from such underwriting. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the registration.

2.2            The Company shall not be obligated to effect (i) more than one (1) Demand Registration Statement during any six-month period, or (ii) any Demand Registration Statement at any time there is an effective Shelf Registration Statement on file with the SEC pursuant to Section 3.1. Notwithstanding anything to the contrary set forth herein, the Company is not obligated to take any action to effect any Demand Registration Statement upon receipt of a Demand Registration Notice if a Piggyback Registration Statement was declared effective or an Underwritten Shelf Takedown was consummated within the preceding ninety (90) days.

SECTION 3.      Shelf Registration.

3.1         Shelf Registration Statement

(a)            The Company agrees to use commercially reasonable efforts to submit to or file with the SEC within thirty (30) days after the Closing Date a registration statement on Form S-1 or such other form of registration statement as is then available to effect a registration under the Securities Act permitting the offer and resale of Registrable Securities from time to time under Rule 415 under the Securities Act (the “Shelf Registration Statement”), and shall use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC as soon as practicable after the filing thereof but no later than the earlier of (a) the 90th calendar day (or 120th calendar day if the SEC notifies the Company that it will “review” the Registration Statement) following the Closing; and the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review. A Registration Statement filed pursuant to this Section 3.1 shall provide for the resale pursuant to any method or combination of methods legally available to, and requested by, any Holder pursuant to its review of such Registration Statement under Section 6.1(k) of this Agreement. The Company shall use its commercially reasonable efforts to effect any such Shelf Registration Statement and to keep it continuously effective until such date on which the securities covered by such Shelf Registration Statement are no longer Registrable Securities. During the period that the Shelf Registration Statement is effective, the Company shall supplement or make amendments to the Shelf Registration Statement to the extent necessary to ensure that such Shelf Registration Statement is available or, if not available, that another Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all securities covered by such Shelf Registration Statement have ceased to be Registrable Securities.

(b)            With respect to a Demand Registration Notice to be delivered at any time after the first date on which the Company is eligible to file a registration statement under the Securities Act on Form S-3 or such similar or successor form as may be appropriate (an “S-3 Registration Statement”), a Demanding Holder may include in the Demand Registration Notice a request that the Company effect an S-3 Registration Statement. In such event, the Company shall be required to effect an S-3 Registration Statement, subject to the conditions and in accordance with the terms hereof, unless at the time of such request, Form S-3 or such similar or successor form is not available to the Company for such offering.

(c)            At any time and from time to time after the effectiveness of a Shelf Registration Statement or S-3 Registration Statement (and, during the Transfer Restriction Period, subject to the provisions of Article III of the Stockholders Agreement), any Holder with Registrable Securities included on such Shelf Registration Statement or S-3 Registration Statement (a “Takedown Holder”) may request to sell all or any portion of its Registrable Securities included thereon in an underwritten offering that is registered pursuant to such Shelf Registration Statement or S-3 Registration Statement (an “Underwritten Shelf Takedown”); provided that such Takedown Holder(s) will be entitled to make such request only if (x) the total offering price of the Shares to be sold in such offering (before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $50 million or (y) the Shares to be sold in such offering will not exceed $50 million but represent all of the remaining Registrable Securities held by the Takedown Holder(s). Notwithstanding the foregoing, the Company shall only be obligated to effect one Underwritten Shelf Takedown within any 90-day period. Any requests for an Underwritten Shelf Takedown shall be made by giving written notice to the Company (a “Takedown Request Notice”). The Takedown Request Notice shall specify the approximate number of Registrable Securities to be sold in the Underwritten Shelf Takedown. Within five (5) calendar days after receipt of any Takedown Request Notice, the Company shall give written notice of the requested Underwritten Shelf Takedown (the “Takedown Offer Notice”) to all other Holders and, subject to the provisions of Section 3.1(e) hereof, shall include in the Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) calendar days after sending the Takedown Offer Notice.

(d)            Notwithstanding any other provision of this Section 3.1, if the managing underwriter or underwriters advises the Company that in the opinion of such underwriter(s), the distribution of all of the Registrable Securities requested to be sold in an Underwritten Shelf Takedown would materially and adversely affect the proposed offering price, timing, distribution method or probability of success of such offering, then the number of Registrable Securities that may be included in such Underwritten Shelf Takedown shall be allocated (A) first, to the Takedown Holders and the other Holders electing to sell their Registrable Securities pursuant to the Takedown Offer Notice, on a pro rata basis based on the relative number of Registrable Securities then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (B) second, to the other persons proposing to sell securities in such Underwritten Shelf Takedown, if any; provided, however, that the number of Registrable Securities to be included in such Underwritten Shelf Takedown shall not be reduced unless all other securities are entirely excluded from such Underwritten Shelf Takedown.

3.2            Selection of Underwriter. A Demanding Holder or Takedown Holder shall have the right to select the underwriter or underwriters to administer any Underwritten Demand Registration offering or Underwritten Shelf Takedown under a Demand Registration Statement, including any Shelf Registration Statement or S-3 Registration Statement; provided that such underwriter or underwriters shall be reasonably acceptable to the Company.

3.3            Block Trades; Other Coordinated Offerings. Notwithstanding anything contained in this Section 3, at any time and from time to time when an effective Shelf Registration Statement is on file with the SEC, in the event a Takedown Holder wishes to engage in (a) a sale of Registrable Securities in an underwritten transaction requiring the involvement of the Company but not involving (i) any “roadshow” or (ii) a lock-up agreement of more than sixty (60) days to which the Company is a party (including, for the avoidance of doubt, any lock-up or clear market covenant contained in the underwriting agreement for such transaction), and which is commonly known as a “block trade” (but excluding, for the avoidance of doubt, any such sale where the involvement required of the Company primarily relates to the removal of restrictive legends on the Registrable Securities sold in such transaction) (a “Block Trade”), or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, requiring the involvement of the Company (but excluding, for the avoidance of doubt, any such offering or sale where the involvement required of the Company primarily relates to the removal of restrictive legends on the Registrable Securities sold in such transaction) (an “Other Coordinated Offering”), (1) the Takedown Holder shall (i) give at least five Business Days’ prior notice in writing of such transaction to the Company and (ii) identify the potential underwriter(s), broker(s), sales agent(s), placement agent(s) or other applicable financial counterparties (each, a “Financial Counterparty”), as applicable, in such notice; and (2) the Company shall reasonably cooperate with such requesting Holder or Holders to the extent it is reasonably able to effect such Block Trade or Other Coordinated Offering; provided that the Takedown Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Financial Counterparty prior to making such request in order to facilitate the preparation of the registration statement, prospectus and other documentation related to the Block Trade or Other Coordinated Offering. No Holder will have the right to participate in any Block Trade or Other Coordinated Offering that is initiated by another Holder; provided that, during the Transfer Restriction Period, the right of any Holder that is a party to the Stockholders Agreement to participate in any Block Trade or Other Coordinated Offering initiated by another Holder that is a party to the Stockholders Agreement will be governed by Section 3.2(b) of the Stockholders Agreement. Notwithstanding the foregoing, the Company will have no obligations to be involved in any Block Trade or Other Coordinated Offering pursuant to this Section 3.3 unless the proposed Block Trade or Other Coordinated Offering shall be for (x) at least $50 million in expected gross proceeds (in the aggregate in the case of any at-the-market offering program) or (y) all remaining Registrable Securities then held by the Takedown Holder(s). A Holder in the aggregate may demand no more than four (4) Block Trades or Other Coordinated Offerings in any twelve (12) month period. For the avoidance of doubt, a Block Trade or Other Coordinated Offering shall not constitute an Underwritten Shelf Takedown. The Holders of a majority of the Registrable Securities being sold in any Block Trade or Other Coordinated Offering shall select the Financial Counterparties to administer such Block Trade or Other Coordinated Offering; provided that such Financial Counterparties shall be reasonably acceptable to the Company.

SECTION 4.           INCIDENTAL OR “PIGGY-BACK” REGISTRATION

4.1            Piggy-Back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of its Shares, whether to be sold by the Company or by one or more selling security holders, other than (a) a Demand Registration Statement (in which case the ability of a Holder to participate in such Registration Statement shall be governed by Section 2) or (b) a registration statement (i) on Form S-8 or any successor form to Form S-8 or in connection with any employee or director welfare, benefit or compensation plan, (ii) in connection with an exchange offer or an offering of securities exclusively to existing security holders of the Company or its subsidiaries, (iii) relating to a transaction pursuant to Rule 145 under the Securities Act or any successor rule thereto, (iv) for an offering of debt that is convertible into equity securities of the Company or (v) for a dividend reinvestment plan, the Company shall give written notice of the proposed registration to all Holders holding Registrable Securities at least ten (10) calendar days prior to the proposed filing of the Registration Statement. Each Holder holding Registrable Securities shall have the right to request that all or any part of its Registrable Securities be included in the Registration Statement by giving written notice to the Company within three (3) calendar days after receipt of the foregoing notice by the Company. Subject to the provisions of Sections 4.2, 4.3 and 6.2, the Company will include all such Registrable Securities requested to be included by the Holders in the Piggyback Registration Statement. For purposes of this Agreement, any registration statement of the Company in which Registrable Securities are included pursuant to this Section 4 shall be referred to as a “Piggyback Registration Statement.”

4.2            Withdrawal of Exercise of Rights. Any Holder of Registrable Securities shall have the right to withdraw all or a portion of its Registrable Securities from a Piggyback Registration Statement for any or no reason whatsoever upon written notification to the Company and the underwriter or underwriters (if any) of his, her or its intention to withdraw such Registrable Securities from such Piggyback Registration Statement prior to (a) in the case of a Piggyback Registration Statement not involving an underwritten offering, the effectiveness of the applicable Registration Statement or (b) in the case of a Piggyback Registration Statement involving an underwritten offering, prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such offering. The Company (whether on its own good faith determination or as a result of a request for withdrawal by any other holder of securities that initiated such registration (an “Initiating Holder”)) shall determine for any reason not to proceed with the proposed registration and the Company may at its election (or the election of such Initiating Holder(s), as applicable) give written notice of such determination to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith).

4.3            Underwritten Offering. If a registration pursuant to this Section 4 involves an underwritten offering and the managing underwriter or underwriters advises the Company in writing that, in the opinion of such underwriter(s), the number of securities which the Company and the holders of the Registrable Securities and any other persons intend to include in such registration exceeds the largest number of securities that can be sold in such offering without having an adverse effect on such offering (including the price at which such securities can be sold or the timing, distribution method or probability of success of such offering), then the number of such securities to be included in such registration shall be reduced to such extent, and the Company will include in such registration such maximum number of securities as follows: (a) first, all of the securities the Company proposes to sell for its own account, if any; provided that the registration of such securities was initiated by the Company with respect to securities intended to be registered for sale for its own account; (b) second, such number of Registrable Securities requested to be included in such registration by the Holders which, in the opinion of such managing underwriter(s) can be sold without having the adverse effect described above, which number of Registrable Securities shall be allocated pro rata among such Holders on the basis of the relative number of Registrable Securities then held by each such Holder; provided that any such amount thereby allocated to each such Holder that exceeds such Holder’s request shall be reallocated among the other Holders in like manner, as applicable; and (c) third, such other securities requested to be included in such registration, which, in the opinion of such managing underwriter(s) can be sold without having the adverse effect described above.

4.4          Selection of Underwriter. Except to the extent Section 3.2 applies, Registrable Securities proposed to be registered and sold under this Section 4 pursuant to an underwritten offering for the account of the Holders holding Registrable Securities shall be sold to one or more prospective underwriters selected by the Company, provided that such underwriter(s) shall be reasonably acceptable to the Holders participating in such offering, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, the Holders participating in such offering and any other Holders demanding registration and the prospective underwriters.

SECTION 5.           SUSPENSION OF OFFERING

5.1          Suspension of Offering.

(a)            Notwithstanding the provisions of Section 2 or 4, the Company shall be entitled to postpone the filing or effectiveness of a Registration Statement, and from time to time to require Holders not to sell under the Registration Statement or to suspend the effectiveness thereof, if (a) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred or circumstances exist, which negotiation, consummation, event or circumstances a majority of the Company’s board of directors reasonably believes, upon the advice of outside legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of a majority of the Company’s board of directors, upon the advice of outside legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”) or (b) such filing, effectiveness or sales would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control; provided, however, that the Company may not delay or suspend the Registration Statement pursuant to the foregoing clause on more than two occasions or for more than sixty (60) consecutive calendar days, or more than one hundred and twenty (120) total calendar days, in each case, during any 12-month period. Upon receipt of any written notice from the Company of the happening of any of the events described in this Section 5.1 during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the Prospectus) not misleading, each Holder agrees that (a) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement until (i) the Holder receives copies of a supplemental or amended Prospectus (which the Company agrees to prepare as soon as practicable) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective, or (ii) unless otherwise notified by the Company that it may resume such offers and sales, and (b) it will maintain the confidentiality of any information included in such written notice delivered by the Company in accordance with Section 10.1. If so directed by the Company, each Holder will deliver to the Company or, in each such Holder’s sole discretion, destroy all copies of the Prospectus covering the Registrable Securities in such Holder’s possession. In the event it provides written notice of a Suspension Event to the Holders, the Company agrees to concurrently provide a copy of such written notice to ControlRoom@tpg.com.

(b)            In addition, (i) during the period starting with the date that is ninety (90) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date ninety (90) days after the effective date of, a Company-initiated registration, and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (ii) if, pursuant to Section 2.1(c) or 3.1(c), Holders have requested an Underwritten Demand Registration or an Underwritten Shelf Takedown and the Company and Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 2.1(c), 3.1(c) or 3.3.

SECTION 6.           REGISTRATION PROCEDURES

6.1          Obligations of the Company. When the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall as expeditiously as possible:

(a)            use commercially reasonable efforts to register or qualify the Registrable Securities by the time the applicable Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder may reasonably request in writing (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification), to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective pursuant to this Agreement, and to do any and all other similar acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Registrable Securities owned by the Holders in each such jurisdiction; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Agreement, (ii) take any action that would cause it to become subject to any taxation in any jurisdiction where it would not otherwise be subject to such taxation or (iii) take any action that would subject it to the general service of process in any jurisdiction where it is not then so subject;

(b)            prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective and (ii) to comply with the provisions of the Securities Act with respect to the disposition of the Registrable Securities covered by such Registration Statement, in each case for such time as is contemplated in the applicable provisions above;

(c)            promptly furnish, without charge, to the Holders such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, the documents incorporated by reference in such Registration Statement or Prospectus, and such other documents as the Holders may reasonably request to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders;

(d)            reasonably cooperate with the Holders to facilitate the timely preparation and delivery of certificates and/or book entry notations representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates and/or book entry notations shall be free of all restrictive legends indicating that the Registrable Securities are unregistered or unqualified for resale under the Securities Act, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holder may request in writing;

(e)            promptly notify the Holders upon receiving notice or otherwise obtaining knowledge of: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iii) any delisting or pending delisting of the Shares by any national securities exchange or market on which the Shares are then listed or quoted, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;

(f)            use commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement, and, if any such order suspending the effectiveness of a Registration Statement is issued, shall promptly use commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;

(g)            until the expiration of the period during which the Company is required to maintain the effectiveness of the applicable Registration Statement as set forth in the applicable sections hereof, promptly notify the Holders: (i) of the existence of any fact of which the Company is aware or the happening of any event that has resulted, or could reasonably be expected to result, in (A) the Registration Statement, as is then in effect, containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading or (B) the Prospectus included in such Registration Statement including an untrue statement of a material fact or omitting to state a material fact necessary in order to make any statements therein, in the light of the circumstances under which they were made, not misleading, and (ii) of the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate or that there exist circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment;

(h)            if any event or occurrence giving rise to an obligation of the Company to notify the Holders pursuant to Section 6.1(g) takes place, subject to Section 5.1, the Company shall prepare and, to the extent the exemption from prospectus delivery requirements in Rule 172 under the Securities Act is not available, furnish to the Holders a reasonable number of copies of a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document, and shall use commercially reasonable efforts to have such supplement or amendment declared effective, if required, as soon as practicable following the filing thereof, so that (i) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(i)            use commercially reasonable efforts to cause all such Registrable Securities to be listed or quoted on the national securities exchange or market on which the Shares are then listed or quoted, if the listing or quotation of such Registrable Securities is then permitted under the rules of such national securities exchange or market;

(j)            if requested by any Holder participating in an offering of Registrable Securities, as soon as practicable after such request, but in no event later than five (5) calendar days after such request, incorporate in a prospectus supplement or post-effective amendment such information concerning the Holder or the intended method of distribution as the Holder reasonably requests to be included therein and is reasonably necessary to permit the sale of the Registrable Securities pursuant to the Registration Statement, including information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other material terms of the offering of the Registrable Securities to be sold in such offering; provided, however, that the Company shall not be obligated to include in any such prospectus supplement or post-effective amendment any requested information that is not required by the rules of the SEC and is unreasonable in scope compared with the Company’s most recent prospectus or prospectus supplement used in connection with a primary or secondary offering of equity securities by the Company;

(k)            in connection with the preparation and filing of any Registration Statement, the Company will give the Holders offering and selling thereunder and their respective counsels the opportunity to review and provide comments on such Registration Statement prior to the filing of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto (excluding any exhibits thereto, any filing made under the Exchange Act that is to be incorporated by reference therein, and any amendments or supplements that do not make any material change in the information related to the Company) (provided that the Company shall not file any such Registration Statement that includes Registrable Securities or any amendment thereto, or any related prospectus or any supplement thereto, to which the Holders of such Registrable Securities or the managing underwriter or underwriters, if any, shall reasonably object in writing), and give each of them such opportunities to discuss the business of the Company and its subsidiaries with its officers, its counsel and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holder’s and such underwriters’ respective counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act; provided, however, that such Holders and underwriters agree to confidentiality arrangements in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

(l)            provide a transfer agent and registrar, which may be a single entity, and a CUSIP number for the Registrable Securities not later than the effective date of the first Registration Statement filed hereunder;

(m)            enter into an underwriting agreement in customary form and substance reasonably satisfactory to the Company, the Holders and the managing underwriter or underwriters of the public offering of Registrable Securities, if the offering is to be underwritten, in whole or in part; provided that the Holders may, at their option, require that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Holders. The Holders shall not be required to make any representations or warranties to or agreement with the Company or the underwriters other than representations, warranties or agreements regarding the Holders and their intended method of distribution and any other representation or warranty required by law. The Company will use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “roadshow” presentations, as the Holders and/or the managing underwriters may reasonably request; provided that the Company shall not be required to make senior executives available to participate in any such presentation in connection with any offering of Registrable Securities with aggregate gross proceeds of less than $50 million;

(n)            furnish, at the request of a Holder on the date that any Registrable Securities are to be delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such Shares are being sold through underwriters, or, if such Shares are not being sold through underwriters, on the date that the Registration Statement with respect to such Shares becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters, if any, to such Holder, (ii) a negative assurance letter, dated such date, of the counsel representing the Company, in the form and substance as is customarily given to underwriters, if any, to such Holder, and (iii) a letter dated such date, from the independent registered public accountants of the Company who have audited the Company’s financial statements included in such Registration Statement, in form and substance as is customarily given by independent registered public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to such Holder (subject to the underwriters and such Holder providing such certification or representation reasonably requested by the Company’s independent registered public accountants and the Company’s counsel);

(o)            make available to the Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month of the first fiscal quarter after the effective date of the applicable Registration Statement, which earnings statement shall satisfy the provisions of Section 10(a) of the Securities Act, including Rule 158 promulgated thereunder or any successor rule; provided that such requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act or any successor rule thereto;

(p)            reasonably cooperate with each selling Holder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with filings required to be made with FINRA, if any; and

(q)            take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the applicable Registration Statement.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an underwriter or other Financial Counterparty if such underwriter or other Financial Counterparty has not then been named with respect to the applicable offering as an underwriter or other Financial Counterparty, as applicable.

6.2          Obligations of the Holders. In connection with any Registration Statement utilized by the Company to satisfy the provisions of this Agreement, each Holder agrees to reasonably cooperate with the Company in connection with the preparation of the Registration Statement, and each Holder agrees that such cooperation shall include (a) responding within five (5) calendar days to any written request by the Company to provide or verify information regarding the Holder or the Holder’s Registrable Securities (including the proposed manner of sale) that may be required to be included in any such Registration Statement pursuant to the rules and regulations of the SEC, and (b) providing in a timely manner information regarding the proposed distribution by the Holder of the Registrable Securities and such other information as may be requested by the Company from time to time in connection with the preparation of and for inclusion in any Registration Statement and related Prospectus. The Company may exclude from such Registration Statement or sale the Registrable Securities of any such Holder if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder fails to furnish such information within a reasonable time after receiving such request.

6.3          Participation in Underwritten Registrations and Other Offerings. No Holder may participate in any underwritten registration, Underwritten Shelf Takedown, Block Trade or Other Coordinated Offering hereunder unless such Holder (a) agrees to sell its Registrable Securities on the basis provided in the applicable underwriting, sales, distribution or placement arrangements (which shall include a customary form of underwriting, sales agent, distribution or other agreement, as applicable) and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting, sales agent, distribution or other agreements (as applicable) and other documents in customary form as reasonably required under the terms of such arrangements; provided, however, that, in the case of each of (a) and (b) above, if the provisions of such underwriting, sales, distribution, placement or other arrangements, or the terms or provisions of such questionnaires, powers of attorney, indemnities, agreements or other documents, are less favorable in any respect to such Holder than to any other person or entity that is party to such arrangements, then the Company shall use commercially reasonable efforts to cause the parties to such arrangements to amend such arrangements so that such Holder receives the benefit of any provisions thereof that are more favorable to any other person or entity that is party thereto. If any Holder does not approve of the terms of such arrangements, such Holder may elect to withdraw from such offering by providing written notice to the Company and the underwriter or other Financial Counterparty; provided that such withdrawal must take place prior to the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such underwritten registration, Underwritten Shelf Takedown, Block Trade or Other Coordinated Offering, as the case may be.

6.4          Offers and Sales. All offers and sales by a Holder under any Registration Statement shall be completed within the period during which the Registration Statement is required to remain effective pursuant to the applicable provision above and not the subject of any stop order, injunction or other order of the SEC. Upon expiration of such period, no Holder will offer or sell the Registrable Securities under the Registration Statement. If directed in writing by the Company, each Holder will return or, in each such Holder’s sole discretion destroy, all undistributed copies of the applicable Prospectus in its possession upon the expiration of such period.

6.5          Lock-up Provisions.

(a)            Each Vacasa Holder hereby acknowledges and agrees that it is subject to the lock-up provisions set forth in Section 7.11 of the Bylaws of the Company (the “Lock-up Provisions”).

(b)            The Company hereby agrees that it will use reasonable best efforts to enforce the Lock-up Provisions during the Lock-up Period (as defined therein), including through the issuance of stop-transfer instructions to the Company’s transfer agent with respect to any transaction the Company reasonably believes would constitute a breach of such Lock-up Provisions.

6.6          Market Standoff. Except to the extent Section 3.9of the Stockholders Agreement otherwise applies with respect to any Holder, if requested by the managing underwriter(s) in connection with any underwritten public offering of securities of the Company, other than a Block Trade or Other Coordinated Offering, each Holder shall agree not to effect any sale or distribution, including any sale pursuant to Rule 144, of any Shares, and not to effect any sale or distribution of other securities of the Company or of any securities convertible into or exchangeable or exercisable (directly or indirectly) for any other securities of the Company (in each case, other than as part of such underwritten public offering), in each case, during the seven calendar days prior to, and during such period as the managing underwriter(s) may require (not to exceed ninety (90) calendar days) beginning on the pricing date of the sale of such securities pursuant to such an effective registration statement, except as expressly permitted by such lock-up agreement or in the event the managing underwriter(s) otherwise agree; provided that all executive officers and directors of the Company are bound by and have entered into substantially similar lock-up agreements; and provided further that the foregoing provisions shall only be applicable to such Holders if such lock-up agreement contains a provision (which may, for the avoidance of doubt, be subject to customary exceptions and qualifications) that all such Holders, officers and directors are treated similarly with respect to any release prior to the termination of the lock-up period such that if any such persons are released, then all Holders shall also be released to the same extent on a pro rata basis.

SECTION 7.           INDEMNIFICATION; CONTRIBUTION

7.1          Indemnification by the Company.

(a)            The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, such Holder’s partners, members, managers, officers, directors, employees, agents, Affiliates, and representatives, and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Holder Indemnified Party”), from and against: (i) any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable and documented fees and disbursements of counsel to such Holders of one law firm (and one firm of local counsel)), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement pursuant to which the Registrable Securities were registered under the Securities Act, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any preliminary Prospectus or, in each case, any amendment thereof or supplement thereto, in light of the circumstances under which such statements were made); and (ii) any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration.

(b)            The Company shall promptly reimburse the Holder Indemnified Party for any legal (subject to the limitations set forth in paragraph (a) of this Section 7.1) and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such loss, liability, claim, damage, judgment or expense provided, however, that the indemnity provided pursuant to Sections 7.1 and 7.3 does not apply to any Holder with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any preliminary Prospectus (or, in each case, any amendment or supplement thereto), (ii) such Holder’s failure to deliver an amended or supplemental Prospectus furnished to such Holder by the Company, if required by law to have been delivered, if such loss, liability, claim, damage, judgment or expense would not have arisen had such delivery occurred, (iii) such Holder’s violation of the federal securities laws (including Regulation M) or (iv) such Holder’s failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

7.2          Indemnification by Holder. Each Holder severally and not jointly agrees to indemnify and hold harmless, to the extent permitted by law, the Company, and each of its directors and officers (including each director and officer of the Company who signed a Registration Statement), employees, agents, Affiliates, representatives, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all loss, liability, claim, damage, judgment and expense whatsoever, as incurred (including reasonable and documented fees and disbursements of counsel), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement pursuant to which the Registrable Securities of such Holder were registered under the Securities Act, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus or any preliminary Prospectus or, in each case, any amendment thereof or supplement thereto, in light of the circumstances under which such statements were made), provided, however, that a Holder shall only be liable under the indemnity provided pursuant to Sections 7.2 and 7.3 with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any preliminary Prospectus (or, in each case, any amendment or supplement thereto). Notwithstanding the provisions of Sections 7.1 through 7.3, in no event shall the aggregate amount payable by a Holder and any permitted assignee by way of indemnity under Sections 7.2 and 7.3 exceed the amount of the aggregate net cash proceeds (after deducting underwriting discounts and commissions but before deducting other expenses) actually received by such Holder or such permitted assignee, as the case may be, from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

7.3          Conduct of Indemnification Proceedings. An indemnified party hereunder (the “Indemnified Party”) shall give reasonably prompt written notice to the indemnifying party (the “Indemnifying Party”) of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Party (a) shall not relieve it from any liability which it may have under the indemnity provisions of Section 7.1 or 7.2 above, unless and only to the extent it did not otherwise learn of such action and the lack of notice by the Indemnified Party results in the forfeiture by the Indemnifying Party of substantial rights and defenses, and (b) shall not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided under Section 7.1 or 7.2 above. If the Indemnifying Party so elects within a reasonable time after receipt of such notice, the Indemnifying Party may assume the defense of such action or proceeding at such Indemnifying Party’s own expense with counsel chosen by the Indemnifying Party and approved by the Indemnified Party, which approval shall not be unreasonably withheld or delayed; provided, however, that the Indemnifying Party will not settle, compromise or consent to the entry of any judgment with respect to any such action or proceeding without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) unless such settlement, compromise or consent secures the unconditional release of the Indemnified Party; and provided further, that, if the Indemnified Party reasonably determines that a conflict of interest exists where it is advisable for the Indemnified Party to be represented by separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) or that, upon advice of counsel, there may be legal defenses available to the Indemnified Party which are different from or in addition to those available to the Indemnifying Party, then the Indemnifying Party shall not be entitled to assume such defense and the Indemnified Party shall be entitled to separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) at the Indemnifying Party’s expense. If the Indemnifying Party is not entitled to assume the defense of such action or proceeding as a result of the second proviso to the preceding sentence or does not assume such defense, the Indemnifying Party’s counsel shall be entitled to conduct the Indemnifying Party’s defense and counsel for the Indemnified Party shall be entitled to conduct the defense of the Indemnified Party, it being understood that each such counsel will cooperate with the other to conduct the defense of such action or proceeding as efficiently as possible. If the Indemnifying Party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this Section 7.3, the Indemnifying Party will pay the reasonable and documented fees and expenses of counsel for the Indemnified Party (but no more than one such counsel). In such event, however, the Indemnifying Party will not be liable for any settlement effected without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. If an Indemnifying Party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this Section 7.3, the Indemnifying Party shall not be liable for any fees and expenses of counsel for the Indemnified Party incurred thereafter in connection with such action or proceeding.

7.4          Contribution.

(a)            In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Sections 7.1 through 7.3 is for any reason held to be unenforceable by the Indemnified Party although applicable in accordance with its terms, the Indemnified Party and the Indemnifying Party shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Indemnified Party and the Indemnifying Party, in such proportion as is appropriate to reflect the relative fault of the Indemnified Party on the one hand and the Indemnifying Party on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, or expenses. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the Indemnifying Party or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action.

(b)            The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 7.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 7.4, a Holder shall not be required to contribute any amount (together with the amount of any indemnification payments made by such Holder pursuant to Section 7.2) in excess of the amount of the aggregate net cash proceeds (after deducting underwriting discounts and commissions but before deducting expenses) actually received by such Holder from sales of the Registrable Securities of such Holder under the Registration Statement that is the subject of the indemnification claim.

(c)            Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7.4, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any of such Holder’s partners, members, officers, directors, employees or agents, shall have the same rights to contribution as such Holder, and each director, officer, employee or agent of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 8.           EXPENSES

8.1          Expenses. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to Section 2 or 4. Each Holder shall be responsible for the payment of any and all brokerage and sales commissions, underwriting discounts, fees and disbursements of the Holder’s counsel that are not Registration Expenses, accountants and other advisors, and any transfer taxes relating to the sale or disposition of the Registrable Securities by such Holder pursuant to any Registration Statement or otherwise.

SECTION 9.           RULE 144 REPORTING

9.1          Rule 144 Reporting. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement, if the Shares of the Company are registered under the Exchange Act, the Company agrees to: (A) file with the SEC all reports and other documents required of the Company under Section 13(a) or 15(d) of the Exchange Act (at any time after it has become subject to such reporting requirements); and (B) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to a registration statement (at any time after it so qualifies) and (ii) such other information as may be reasonably requested by any Holder in order to avail itself of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

SECTION 10.         CONFIDENTIALITY

10.1        Confidentiality.

(a)            To the extent that the information and other material in connection with the registration rights contemplated in this Agreement (in any case, whether furnished before, on or after the date hereof) constitutes or contains confidential business, financial or other information of the Company or the Holders or their respective Affiliates, each Holder covenants for itself and its directors, officers, employees and shareholders that it will (i) maintain the confidentiality of such information and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder, and (ii) use due care to prevent its officers, directors, partners, employees, counsel, accountants and other representatives from disclosing such information to persons other than to their respective authorized employees, counsel, accountants, advisers, shareholders, partners, limited partners or members (or proposed shareholders, partners, limited partners or members or advisers of such persons), and other authorized representatives; provided, in each case, that any disclosure of confidential information to any of the foregoing persons shall be permitted solely to the extent such disclosure reasonably relates to the evaluation by such Holder of a potential exercise of its rights under this Agreement or the sale of any Registrable Securities in connection therewith, and that such person agrees to keep such information confidential in accordance with the terms hereof; provided, further, that each Holder may disclose or deliver any information or other material disclosed to or received by it if such Holder is advised by its counsel that such disclosure or delivery is required by law, regulation or judicial or administrative order or process and in any such instance the Holder making such disclosure shall promptly notify the Company of such disclosure (to the extent such Holder is legally permitted to give such notice) and shall use reasonable efforts to consult with the Company prior to making any such disclosure. Notwithstanding the foregoing, a Holder will be permitted to disclose any information or other material disclosed to or received by it hereunder and not be required to provide the aforementioned notice, if such disclosure is in connection with (i) such Holder’s reporting obligations pursuant to Section 13 or Section 16 of the Exchange Act or (ii) a routine audit by a regulatory or self-regulatory authority that maintains jurisdiction over the Holder; provided, however, that such Holder agrees, in the case of (ii) in the preceding clause, to undertake to file an appropriate request seeking to have any information disclosed in connection with such routine audit treated confidentially. For purposes of this Section 10.1, “due care” means at least the same level of care that such Holder would use to protect the confidentiality of its own sensitive or proprietary information. This Section 10.1 shall not apply to information that is or becomes publicly available (other than to a person who by breach of this Agreement has caused such information to become publicly available).

(b)            Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential offering), to elect to not receive any notice that the Company or any other Holders are otherwise required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”), in which case, and notwithstanding anything to the contrary in this Agreement, the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of the Company’s securities or the identity of the selling Holders). An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request by providing written notice to the Company at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

SECTION 11.         MISCELLANEOUS

11.1        [Reserved].

11.2        Notices. Notices to the Company and to the Holders shall be sent to their respective addresses as set forth on Schedule I attached to this Agreement. The Company or any Holder may require notices to be sent to a different address by giving notice to the other parties in accordance with this Section 11.2. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (a) upon receipt if and when delivered personally, sent by facsimile transmission (the confirmation being deemed conclusive evidence of such delivery), electronic mail (“e-mail”) transmission (provided a receipt of such e-mail is requested and received) or by courier service, or (b) two (2) calendar days after being sent by registered or certified mail (postage prepaid, return receipt requested), to such parties at such address.

11.3        Public Announcements and Other Disclosure. No Holder shall make any press release, public announcement or other disclosure with respect to this Agreement without obtaining the prior written consent of the Company, except if such Holder is advised by its internal or external counsel that such disclosure is required by law or by the regulations of any securities exchange or national market system upon which the securities of any such Holder shall be listed or quoted; provided, that in the case of any such disclosure required by law or regulation, the Holder making such disclosure shall promptly notify the Company of such disclosure (to the extent such Holder is legally permitted to give such notice) and shall use reasonable efforts to consult with the Company prior to making any such disclosure. For the avoidance of doubt, this Section 11.3 will not apply to any press release, public announcement or other disclosure of any confidential business, financial or other information of the Company, the disclosure of which will be governed solely by the provisions of Section 10.1.

11.4        Headings and Interpretation. All section and subsection headings in this Agreement are for convenience of reference only and are not intended to qualify the meaning, construction or scope of any of the provisions hereof. The Holders hereby disclaim any defense or assertion in any litigation or arbitration that any ambiguity herein should be construed against the draftsman.

11.5        Entire Agreement; Amendment. This Agreement (including all schedules and all agreements entered into pursuant hereto) constitutes the entire and only agreement among the parties hereto concerning the subject matter hereof and thereof, and supersedes any prior agreements or understandings concerning the subject matter hereof and thereof. From and after the Closing, the provisions of the Initial Agreement granting registration rights to the Holders party thereto are superseded and replaced in their entirety with this Agreement. Any oral statements or representations or prior written matter with respect thereto not contained herein shall have no force and effect. Except as otherwise expressly provided in this Agreement, compliance with any of the provisions, covenants or conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended, modified or discharged, upon the written consent of (a) the Company and (b) the Holders that, at the time of such waiver, amendment, modification or discharge, hold a majority of the Registrable Securities; provided that any such waiver, amendment or modification that adversely affects one or more Holders, each solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) will also require the consent of the Holders so adversely affected. Neither the waiver by any of the parties hereto of a breach or a default under any of the provisions of this Agreement, nor the failure of any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

11.6        Assignment; Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned by any Holder without the written consent of the Company; provided, however, that the rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a Permitted Transferee of such Holder’s Registrable Securities; provided that such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the assignment, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. No such assignment by any Holder shall be binding upon or obligate the Company unless and until the Company has received written notice of such assignment, as provided in the preceding sentence, and (ii) the written agreement of the transferee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, their successors, heirs, legatees, devisees, permitted assigns, legal representatives, executors and administrators, except as otherwise provided herein. Notwithstanding anything to the contrary set forth herein, prior to the expiration of the applicable Lock-up Period with respect to the Registrable Securities, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee or as otherwise permitted pursuant to the terms of the applicable lock-up.

11.7        Saving Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, is held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby. If the operation of any provision of this Agreement would contravene the provisions of any applicable law, such provision shall be void and ineffectual. In the event that applicable law is subsequently amended or interpreted in such a way to make any provision of this Agreement that was formerly invalid valid, such provision shall be considered to be valid from the effective date of such interpretation or amendment.

11.8        Counterparts. This Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all the parties hereto, even though all parties are not signatory to the original or the same counterpart.

11.9        Representations. Each of the parties hereto, as to itself only, represents that this Agreement has been duly authorized and executed by it and that all necessary corporate actions have been taken by it for this Agreement to be enforceable against it under all applicable laws. Each party hereto, as to itself only, further represents that all persons signing this Agreement on such party’s behalf have been duly authorized to do so.

11.10      Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without application of the conflict of laws principles thereof.

11.11      Service of Process and Venue. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Chancery Court of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement in any court other than any court of the United States located in the State of Delaware. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail pursuant to Section 11.2 hereof shall be effective service of process for any suit or proceeding in connection with this Agreement. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by applicable law.

11.12       Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12.

11.13      Specific Performance. The parties hereto agree that irreparable damage would occur in the event the provisions of this Agreement were not performed in accordance with the terms hereof, and that the Holders and the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

11.14      No Third Party Beneficiaries. It is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

11.15      General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Agreement include the plural as well as the singular, and the use of any gender or neuter form herein shall be deemed to include the other gender and the neuter form;

(b)            references herein to “Sections”, “subsections,” “paragraphs”, and other subdivisions without reference to a document are to designated Sections, subsections, paragraphs and other subdivisions of this Agreement;

(c)            a reference to a paragraph without further reference to a Section is a reference to such paragraph as contained in the same Section in which the reference appears, and this rule shall also apply to other subdivisions;

(d)            the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(e)            the term “include”, “includes” or “including” shall be deemed to be followed by the words “without limitation”; and

(f)            the term “person” means any individual, corporation, partnership, limited liability company or series thereof, association, joint venture, an association, a joint stock company, trust, unincorporated organization, governmental or political subdivision or agency, or any other entity of whatever nature.

11.16      Termination. This Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) the mutual written agreement of each of the parties hereto to terminate this Agreement and (b) such date as there are no remaining Registrable Securities. The provisions of Article IV will survive any termination.

11.17      Termination of Initial Agreement. Upon this Agreement coming into effect at the Effective Time (as defined in the Transaction Agreement), the Initial Agreement, shall be amended in full with its terms replaced by the terms hereof pursuant to Section 5.6 of the Initial Agreement, and the parties thereto shall take all necessary actions and cooperate with the Company to ensure that the Initial Agreement is terminated without any further liability.

11.18      No Inconsistent Agreements; Additional Rights. The Company is not currently a party to any agreement (other than the Initial Agreement, which will be terminated on the Effective Date) with respect to its securities that grants any person any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person, which rights are superior to the registration rights granted to the Holders by this Agreement.

11.19      Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

VACASA, INC.

By:
Name:
Title:

HOLDERS:

TPG PACE SOLUTIONS SPONSOR, SERIES LLC

By:
Name:
Title:

VACASA HOLDERS

[●]

SCHEDULE I

COMPANY:

c/o TPG Pace Solutions Sponsor, Series LLC
301 Commerce St., Suite 3300
Fort Worth, TX
Attention: Jerry Neugebauer
Email: gneugebauer@tpg.com

with a required copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Douglas P. Warner; Chris Machera
Email: Doug.Warner@weil.com and Chris.Machera@weil.com

HOLDERS:

Schedule I-1